SIXTH AMENDMENT OF REVOLVING CREDIT AND TERM LOAN AGREEMENT


          THIS SIXTH AMENDMENT OF REVOLVING CREDIT AND TERM LOAN AGREEMENT (this "Amendment"), dated as of February 13, 1998, is by and among TIPPERARY CORPORATION, a Texas corporation ("Tipperary"), TIPPERARY OIL & GAS CORPORATION, a Texas corporation ("TOG"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association ("USB"), f/k/a COLORADO NATIONAL BANK, a national banking association ("CNB").

                                      RECITALS

          A. Tipperary, TOG and CNB are parties to a Revolving Credit and Term Loan Agreement dated as of March 30, 1992, as amended (as so amended, the "Loan Agreement"), setting forth the terms upon which CNB would make loans to Tipperary and TOG and by which such loans would be governed. Capitalized terms used herein but not defined herein shall have the same meanings as set forth in the Loan Agreement.

          B.   USB is the successor to CNB.

          C. Tipperary, TOG and USB wish to enter into this Amendment in order to amend further certain terms and provisions of the Loan Agreement.

                                     AGREEMENT

          NOW, THEREFORE, in consideration of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

          1. LOAN AGREEMENT. The Loan Agreement shall be, and hereby is, amended, effective as of the date hereof:

               (a) All references in the Loan Agreement to "Colorado National Bank" shall be changed to be references to "U.S. Bank National Association."

               (b) The Borrowing Base under the Loan Agreement for the time period commencing February 13, 1998 and ending August 31, 1998 shall be increased to $16,500,000. The semi-annual Borrowing Base redetermination scheduled for July 31, 1998 under Section 2.14 of the Loan Agreement shall be re-scheduled to August 31, 1998. To the extent that the outstanding principal balance of the Loan exceeds $12,000,000 at any time, Borrowers shall designate not more than two LIBO rate tranches (and from and after March 27, 1998, one LIBO Rate tranche) having an aggregate principal amount of exactly $12,000,000 as the "Low-Interest Portion" of the Loan.

               (i) In line 19 of Section 2.9 on page 15 of the Loan Agreement, the "Maturity Date" shall remain unchanged at September 5, 2002. The reference in Clause 2) of Section 2.9 on

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page 15 of the Loan Agreement to the Term Loan amortizing in "48 equal monthly principal payments" shall be changed to "36 equal monthly principal payments."

          2. LOAN DOCUMENTS. All references in any document to the Loan Agreement shall refer to the Loan Agreement, as amended pursuant to this Amendment.

          3. CONDITIONS PRECEDENT. The obligations of the parties under this Amendment are subject, at the option of USB, to the prior satisfaction of the condition that Tipperary and TOG shall have delivered to USB the following (all documents to be satisfactory in form and substance to USB and, if appropriate, duly executed and/or acknowledged on behalf of the parties other than USB):

               (a)  This amendment.

               (b) An Amendment of Subordination Agreement and Consent of Subordinating Party in the form of Exhibit A attached hereto and made a part hereof.

               (c) any and all other loan documents required by USB, including without limitation such amendments and supplements to the Collateral Documents as may be required by USB.

               (d)  A loan fee in the amount of $10,000.

          4. REPRESENTATIONS AND WARRANTIES. Tipperary and TOG hereby certify to USB that as of the date of this Amendment all of Tipperary's and TOG's representations and warranties contained in the Loan Agreement are true, accurate and complete in all material respects, no Event of Default has occurred under the Loan Agreement, and no event has occurred that with the passage of time or notice, or both, would constitute an Event of Default under the Loan Agreement.

          5. CONTINUATION OF THE LOAN AGREEMENT. Except as specified in this Amendment, the provisions of the Loan Agreement shall remain in full force and effect, and if there is a conflict between the terms of this Amendment and those of the Loan Agreement, the terms of this Amendment shall control.

          6. EXPENSES. Tipperary and TOG shall pay all reasonable expenses incurred in connection with the transactions contemplated by this Amendment, including without limitation all reasonable fees and expenses of USB's attorney and any and all recording and filing fees, charges and expenses.

          7. MISCELLANEOUS. This Amendment shall be governed by and construed under the laws of the State of Colorado and shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

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          Executed as of the date first above written.

                              TIPPERARY CORPORATION


                              By:  /s/ David L. Bradshaw
                                   --------------------------------------------
                                   David L. Bradshaw,
                                   President

                              TIPPERARY OIL & GAS CORPORATION


                              By:  /s/ David L. Bradshaw
                                   --------------------------------------------
                                   David L. Bradshaw,
                                   President

                              U.S. BANK NATIONAL ASSOCIATION
                                   f/k/a/ COLORADO NATIONAL BANK


                              By:  /s/ Charles S. Searle
                                   --------------------------------------------
                                   Charles S. Searle,
                                   Senior Vice President